February 4, 2009

Mr. Ken Chymiak, President and Chief Executive Officer
ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, OK 74012

Re: 5th Amendment to Revolving Credit and Term Loan Agreement

Dear Mr. Chymiak:

     This letter agreement shall constitute the fifth amendment to the revolving credit and term loan agreement by and between ADDvantage Technologies Group, Inc. (“Borrower”) and Bank of Oklahoma, N.A. (“Lender”) dated September 30, 2004, as amended September 30, 2005, September 30, 2006, November 20, 2006, and November 27, 2007 (collectively referred to as the “Agreement”).  Additional reference is made to the International Swap Dealers Association, Inc Master Agreement dated as of September 28, 2004 (“ISDA”).

     NOW THEREFORE, in consideration of the mutual convenants and agreements herein contained, the parties hereto agree as follows:

1.
The aggregate outstanding principal amount of advances under the $7,000,000 Revolving Line at any time outstanding shall not exceed the lesser of (i) $7,000,000 less the Exposure as defined in the Credit Support Annex Paragraph 12 of the ISDA to the extent that it exceeds $900,000 or (ii) the Borrowing Base less the Exposure as defined in the Credit Support Annex Paragraph 12 of the ISDA to the extent that it exceeds $900,000.

2. All provisions, terms, and conditions of the Agreement except as herein amended remain in full force and effect and are hereby ratified and confirmed.

If the foregoing set forth your agreement with Lender, please sign in the spaced provided below.

Sincerely,

By:       /s/ Matt Crew
   Matt Crew
Its:       Vice President

Agreed and accepted to as of the 6th day of February, 2009.

“Borrower”

ADDvantageTechnologies Group, Inc.

By:       /s/ Ken Chymiak
   Ken Chymiak, President & Chief Executive Officer